Exhibit 99.1

Niska Gas Storage Partners LLC Announces Results for First Quarter ended June 30, 2010 and Declares Distribution (Corrected)

Houston, Texas—August. 6, 2010. In a release issued August 4, 2010 under the same headline for Niska Gas Storage Partners LLC (“Niska”) (NYSE: NKA), in the “Niska Gas Storage Partners LLC—Selected Financial Data And Non-GAAP Reconciliations” table, for the three months ended June 30, 2010, the Revenue subtotal was incorrectly stated as 3,790,000.  The correct figure should be 41,644,000. The corrected release follows:

Houston, Texas — Aug. 4, 2010 — Niska Gas Storage Partners LLC (“Niska”) (NYSE: NKA) reported today Adjusted EBITDA for its first quarter ended June 30, 2010 of $35.2 million, compared to $25.3 million for the first quarter of fiscal 2010.  Adjusted EBITDA, a non-GAAP financial measure, is defined below under “Non-GAAP Financial Measure,” and a reconciliation of Adjusted EBITDA to its most comparable GAAP-based measure appears in the financial tables set forth later in this release.  Net earnings for Niska’s first quarter ended June 30, 2010 were $0.5 million, compared to losses of $14.7 million in the first quarter ended June 30, 2009.

“We are pleased with our first quarter results which are on track with our expectations for the year” said Dave Pope, President and CEO of Niska.  “Our strong liquidity position is enabling us to continue our cost-effective capacity expansions.  In addition, we have a strong base load of revenue arising from long term contracting for the year, and the market is providing opportunities for our short term contracting and optimization strategies to generate value.”

Revenues for the first quarter of fiscal 2011 were $41.6 million compared to revenues of $30.6 million in the first quarter of fiscal 2010.  The increase is primarily due to realized financial gains on optimization inventory.

Operating costs for the quarter ended June 30, 2010 were $11.2 million compared to $9.9 million in the prior year first quarter.  The increase in operating costs relates principally to an increase in electricity and fuel gas costs.  General and administrative costs were $7.5 million in the quarter ended June 30, 2010 compared to $5.3 million in the quarter ended June 30, 2009.  These cost increases reflect higher professional fees incurred in connection with Niska’s initial public offering completed in May 2010, as well as the hiring of additional staff related to the requirements of being a public company.

Niska’s Board also approved a cash distribution of $0.173 per unit, payable on August 13, 2010 to unitholders of record on August 10, 2010.  This distribution is equal to the Minimum Quarterly Distribution of $0.35 set forth in Niska’s prospectus, prorated for the portion of the quarter after May 17, 2010, the date of the Closing of Niska’s Initial Public Offering.

Earnings Call

Niska will host a conference call with members of executive management on Thursday, August 5, 2010, at 10:00 a.m. Eastern Time. Interested parties may access the call via our website at www.niskapartners.com, or participate in the call by dialing 800-901-5217 and entering passcode 60588145.  A replay will be archived and available at this link or by dialing 888-286-8010 and entering passcode 30056110.

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO Hub™ in Alberta, Canada; Wild Goose in Northern California; and Salt Plains in Oklahoma. Niska also contracts gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts approximately 185.5 Bcf of gas storage capacity.

Forward Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Niska’s SEC filings. Niska undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Non-GAAP Financial Measure

Niska uses and discloses the financial measure “Adjusted EBITDA” in this press release.  Niska defines Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, foreign exchange gains and losses, unrealized inventory impairment write-downs, gains and losses on asset dispositions, asset impairments and other income.  Niska’s Adjusted EBITDA is not a presentation made in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Niska’s management utilizes Adjusted EBITDA as a key performance measure in order to assess:

•                  The financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•                  The ability of our assets to generate cash sufficient to pay interest on our indebtedness and make distributions to our equity holders;

•                  Repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•                  The viability of acquisitions and capital expenditure projects.

The GAAP measure most directly comparable to Adjusted EBITDA is net earnings. For a reconciliation of Adjusted EBITDA to net earnings, please see the schedule provided in the attached pages.

Contact

For Niska Gas Storage Partners LLC:

Paul Amirault

(403) 513-8600

NISKA GAS STORAGE PARTNERS LLC

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(in thousands of U.S. dollars)

	Three Months Ended
	June 30,
	2010	2009
	(unaudited)
		(Niska Predecessor)
REVENUES
Long-term contract	$29,625	$26,861
Short-term contract	8,229	12,573
Optimization, net	3,790	(8,803)
Total revenue	41,644	30,631

EXPENSES (INCOME)
Operating expenses	11,155	9,891
General and administrative	7,518	5,255
Depreciation and amortization	10,096	10,261
Interest expense	18,755	4,349
Foreign exchange losses	125	7,311
Other income	(11)	5
Total expenses	47,638	37,072

LOSS BEFORE INCOME TAXES	(5,994)	(6,441)

Income taxes expense (benefit)
Current	66	4,323
Deferred	(6,594)	3,899
Total	(6,528)	8,222

NET EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$534	$(14,663)

Less:
Net earnings prior to initial public offering on May 17, 2010	(36,234)	N/A
Net loss subsequent to initial public offering on May 17, 2010	$(35,700)	N/A

Net loss subsequent to initial public offering allocated to:
Managing Member	$(714)	N/A
Common unitholders	$(17,493)	N/A
Subordinated unitholder	$(17,493)	N/A

Loss per unit allocated to common unitholders
- basic and diluted	$(0.52)	N/A
Loss per unit allocated to subordinated unitholders
- basic and diluted	$(0.52)	N/A

NISKA GAS STORAGE PARTNERS LLC

SELECTED FINANCIAL DATA AND NON-GAAP RECONCILIATIONS

(in thousands of U.S. dollars, except capacity amounts)

	Three Months Ended
	June 30,
	2010	2009
	(unaudited)
		(Niska Predecessor)
Reconciliation of Net Earnings (Loss) to Adjusted EBITDA:
Net earnings (loss)	$534	$(14,663)
Add (deduct):
Interest expense	18,755	4,349
Income tax (benefit) expense	(6,528)	8,222
Depreciation and amortization	10,096	10,261
Unrealized risk management losses	12,271	9,800
Foreign exchange losses	125	7,311
Other (income) expense	(11)	5
Adjusted EBITDA	$35,242	$25,285

Revenue:
Long-term contract	29,625	26,861
Short-term contract	8,229	12,573
Proprietary optimization:
Realized optimization	16,062	997
Unrealized risk management losses	(12,272)	(9,800)
Total	$41,644	$30,631

Capital additions:
Maintenance expenditures	$102	$31
Expansion and cost reduction expenditures	9,861	5,346
Total	$9,963	$5,377

Operating data:
Effective working gas capacity (Bcf)	185.5	163.7

	June 30,	March 31,
	2010	2010
	(unaudited)
		(Niska Predecessor)
Selected Balance Sheet data
Cash and cash equivalents	$61,027	$131,559
Borrowings under revolving credit facility	$—	$—
Total debt excluding revolving credit facility	$800,000	$800,000
Partners’ equity	$924,713	$929,786